Exhibit 3.34

Michigan Department of Commerce
Lansing, Michigan
This is to Certify That Articles of Incorporation of
PERRICO INTERNATIONAL, INC.
were duly filed in this office on the 18th day of November, 1993, in conformity with Act 284, Public Acts of 1972, as amended.
In testimony whereof, I have hereunto set my hand and affixed the Seal of the Department, in the City of Lansing, this 18th day of November, 1993.

FILED

NOV 18 1993

Administrator MICHIGAN DEPARTMENT OF COMMERCE Corporation & Securities Bureau	Corporation Number: 047 - 233

ARTICLES OF INCORPORATION

OF

PERRIGO INTERNATIONAL, INC.

These Articles of Incorporation are signed by the Incorporator for the purpose of forming a domestic profit corporation pursuant to the provisions of Act 284, Public Acts of 1972, as amended, as follows:

ARTICLE I

The name of the corporation is: Perrigo International, Inc.

ARTICLE II

The purpose or purposes for which the corporation is formed is to engage in any activity within the purposes for which corporations may be formed under the Business Corporation Act of Michigan.

ARTICLE III

The total authorized shares:

Common Shares                             60,000

A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

There is one class of capital stock. Each share thereof shall have equal rights and privileges to each other share thereof.

ARTICLE IV

Address of the registered office is:

117 Water Street

Allegan, Michigan 49010

The name of the Resident Agent at the registered office is Richard G. Hansen.

ARTICLE V

The name and address of the Incorporator is:

Perrigo Company

117 Water Street

Allegan, Michigan 49010

ARTICLE VI

The term of corporate existence is perpetual.

ARTICLE VII

Any action required or permitted by this act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The written consents shall bear the date of signature of each shareholder who signs the consent. No written consents shall be effective to take the corporate action referred to unless, within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents signed by a sufficient number of shareholders to take the action are delivered to the corporation. Delivery shall be to the corporation’s registered office, its principal place of business, or an officer or agent of the corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

Prompt notice of the taking of the corporate action with out a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.

ARTICLE VIII

1. No Director shall be liable to the corporation or its shareholders for monetary damages for breach of the director’s fiduciary duty, but this provision shall not limit or eliminate a director’s liability for (a) a breach of the director’s duty of loyalty to the corporation or its shareholders, (b) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law, (c) a violation of Section 551(1) of the Michigan Business Corporation Act, or (d) a transaction from which a director derived an improper personal benefit.

2. The corporation shall indemnify any person who is or was a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation or its shareholders, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation or its shareholders, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

3. The corporation shall indemnify any person who is or was a party to or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

4. To the extent that a director or officer or a former director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 2 or 3 of this Article VIII, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

5. Any indemnification under Sections 2 or 3 of this Article VIII (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer or former director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 2 or 3 of this Article VIII. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the shareholders.

6. Expenses incurred in defending a civil or criminal action, suit or proceeding described in Sections 2 or 3 of this Article VIII shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding provided that such advance payments are authorized in the same manner as provided in Section 4 of this Article VIII, and the corporation receives an undertaking by or on behalf of the director or officer or former director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

7. Nothing contained in this Article VIII shall affect or limit the rights to indemnification to which a director or officer or former director or officer of the corporation or of another corporation, partnership, joint venture, trust or other enterprise which he is or was serving at the request of the corporation may be entitled by contract or otherwise by law. The indemnification provided in this Article VIII shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

8. The corporation may indemnify any person for liability incurred by reason of the fact he is or was an employee or agent (but not a director or officer) of the corporation or is or was serving at the request of the corporation as an employee or agent (but not a director or officer) of another corporation, partnership, joint venture, trust or other enterprise whenever the Board of Directors deems it equitable or desirable that such indemnification be made.

9. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have power to indemnify him against such liability under the foregoing provisions of this Article VIII.

10. For the purpose of this Article VIII, references to “the corporation” include all constituent corporations absorbed in a consolidation or merger and the resulting or surviving corporation, so that a person who is or was a director, officer, employee or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

ARTICLE IX

This corporation reserves the right to amend, alter, change, add to or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights and powers conferred by these Articles of Incorporation on shareholders, directors and officers are granted subject to this reservation.

The Incorporator, by its authorized officer, has signed these Articles of Incorporation this 10th day of November, 1993.

PERRIGO COMPANY

By	/s/ Richard G. Hansen
Richard G. Hansen Its President

INCORPORATOR

DOCUMENT WILL BE RETURNED TO NAME AND MAILING ADDRESS INDICATED IN THE BOX BELOW. Include name, street and number (or P.O. box), city, state and ZIP code.	Name of person or organization remitting fees: Hylind InfoQuest, Inc.

John R. Nichols Law, Weathers & Richardson, P.C. 333 Bridge Street, N.W. Suite 800 Grand Rapids, Michigan 49504	Preparer’s name and business telephone number: John R. Nichols (616) 459-1171

INFORMATION AND INSTRUCTIONS

1.	The articles of incorporation cannot be filed until this form, or a comparable document, is submitted.

2.	Submit one original copy of this document. Upon filing, a microfilm copy will be prepared for the records of the Corporation and Securities Bureau. The original copy will be returned to the address appearing in the box above as evidence of filing.

Since this document must be microfilmed, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

3.	This document is to be used pursuant to the provisions of Act 284, P.A. of 1972, by one or more persons for the purpose of forming a domestic profit corporation.

4.	Article I — The corporate name of a domestic profit corporation is required to contain one of the following words or abbreviations: “Corporation”, “Company”, “Incorporated”, “Limited”, “Corp.”, “Co.”, “Inc.”, or “Ltd.”.

5.	Article II — State, in general terms, the character of the particular business to be carried on. Under section 202(b) of the Act, it is sufficient to state substantially, alone or with specifically enumerated purposes, that the corporation may engage in any activity within the purposes for which corporations may be formed under the Act. The Act requires, however, that educational corporations state their specific purposes.

6.	Article IV — A post office box may not be designated as the address of the registered office.

7.	Article V — The Act requires one or more incorporators. Educational corporations are required to have three (3) incorporators. The address(es) should include a street number and name (or other designation), city and state.

8.	The duration of the corporation should be stated in the articles only if the duration is not perpetual.

9.	This document is effective on the date approved and filed by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated as an additional article.

10.	The articles must be signed in ink by each incorporator. The names of the incorporators as set out in article V should correspond with the signatures.

11.	FEES: NONREFUNDABLE FEES (Make remittance payable to the State of Michigan).

Include corporation name on check or money order)	$10.00
Franchise fee: first 60,000 authorized shares or portion thereof	$50.00
each additional 20,000 authorized shares or portion thereof	$30.00
Total minimum fees	$60.00

12. Mail form and fee to:

Michigan Department of Commerce

Corporation and Securities Bureau

Corporation Division

P.O. Box 30054

6546 Mercantile Way

Lansing, Michigan 48909

Telephone: (517) 334-6302

MICHIGAN DEPARTMENT OF LABOR & ECONOMIC GROWTH BUREAU OF COMMERCIAL SERVICES
This document is effective on the date filed, unless a subsequent effective date within 90 daysafter received date is stated in the document.
Name
Corporation Service Company, Attn; E. A. Dawson
Address
2711 Centerville Rd., Ste. 400 City State Zip Code
Wilmington DE IQRftft
Document will be returned to the name and address you enter above. If left blank document will be mailed to the registered office.
CERTIFICATE OF CHANGE OF REGISTERED OFFICE AND/OR CHANGE OF RESIDENT AGENT For use by Domestic and Foreign Corporations and Limited Liability Companies
(Please read information and instructions on reverse side)
Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), Act 162, Public Acts of 1982 (nonprofit corporations), or Act 23, Public Acts of 1993 (limited liability companies), the undersigned corporation or limited liability company executes the following Certificate:
1. The name of the corporation or limited liability company is: PERRIGO INTERNATIONAL, INC.
2. The identification number assigned by the Bureau is: 047233
3. a. The name of the resident agent on file with the Bureau is: Todd W. Kingma
b. The location of the registered office on file with the Bureau is:
515 Eastern Ave., Ailegan Michigan 49010
(Street Address) (City) (ZIP Code)
c. The mailing address of the above registered office on file with the Bureau is: _, Michigan
(Street Address or P.O. Box) (City) (ZIP Code)
ENTER IN ITEM 4 THE INFORMATION AS IT SHOULD NOW APPEAR ON THE PUBLIC RECORD
4. a. The name of the resident agent is: CSC-Lawyers Incorporating Service (Company)
b. The address of the registered office is:
601 Abbott Road East Lansing Michigan 48823
(Street Address) (City) (ZIP Code)
c. The mailing address of the registered office IF DIFFERENT THAN 4B is: . Michigan
(Street Address or P.O. Box) (City) (ZIP Code)
5. The above changes were authorized by resolution duly adopted by: 1. ALL CORPORATIONS: its Board of Directors; 2. PROFIT CORPORATIONS ONLY: the resident agent if only the address of the registered office is changed, in which case a copy of this statement has been mailed to the corporation; 3, LIMITED LIABILITY COMPANIES: an operating agreement, affirmative vote of a majority of the members pursuant to section 502(1), managers pursuant to section 405, or the resident agent if only the address of the registered office is changed.
The corporation or limited liability company further states that the address of its registered office and the address of its resident agent, as changed, are identical.
Signature

MICHIGAN DEPARTMENT OF COMMERCE—CORPORATION AND SECURITIES BUREAU
Name
Kurt G. Yost Address
333 Bridge Street NW, Suite 800 City State Zip Code
Grand Rapids Michigan 49504
Document will be returned to the name and address you enter above
Administrator
MICHIGAN DEPARTMENT OF COMMERCE Corporation Securities Bureau
CERTIFICATE OF CHANGE OF REGISTERED OFFICE AND/OR CHANGE OF RESIDENT AGENT For use by Domestic and Foreign Corporations and Limited Liability Companies
(Please read information and instructions on reverse side)
Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), Act 162, Public Acts of 1982 (nonprofit corporations), or Act 23, Public Acts of 1993 (limited liability companies), the undersigned corporation or limited liability company executes the following Certificate:
1. The name of the corporation or limited liability company is:
Perrigo International, Inc.
2. The identification number assigned by the Bureau is: 047-233
3. a. The name of the resident agent on file with the Bureau is: Richard G. Hansen
b. The location of its registered office is:
117 Water Street Allegan . Michigan 49010
(Street Address) (City) (ZIP Code)
c. The mailing address of the above registered office on file with the Bureau is:
, Michigan
(PO Box) (City) (ZIP Code)
ENTER IN ITEM 4 THE INFORMATION AS IT SHOULD NOW APPEAR ON THE PUBLIC RECORD
4. a. The name of the resident agent is: John R. Nichols
b. The address of the registered office is:
117 Water Street Allegan Michigan 49010
(Street Address) (City) (ZIP Code)
c. The mailing address of the registered office IF DIFFERENT THAN 4B is: , Michigan
(P.O. Box) (City) (ZIP Code)
5. The above changes were authorized by resolution duty adopted by: 1. ALL CORPORATIONS: its board of directors; 2, PROFIT CORPORATIONS ONLY: the resident agent if only the address of the registered office Is changed, In which case a copy of this statement has been mailed to the corporation; 3. LIMITED LIABILITY COMPANIES: an operating agreement, affirmative vote of a majority of the members pursuant to section 502(1), managers pursuant to section -405, or the resident agent if only the address of the registered office is changed. The corporation or limited liability company further states that the address of its registered office and the address of its resident agent as changed, are identical.